Exhibit 4.3

                              IONICS, INCORPORATED

                 Inducement Non-Qualified Stock Option Agreement

         This Inducement Non-Qualified Stock Option Agreement (the "Agreement") made as of August 28, 2003 (the "Date of Grant") by and between Ionics, Incorporated, a Massachusetts corporation (the "Company"), and John F. Curtis (the "Employee"):

         1. Option Grant. The Company hereby grants as of the Date of Grant to the Employee an option to purchase a maximum of 200,000 shares (the "Option Shares") of its common stock, $1.00 par value ("Common Stock"), at the price of $22.00 per share, on the terms and conditions set forth in this Agreement.

         2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any present or future parent or subsidiary of the Company (such parents or subsidiaries referred to collectively as the "Related Corporations"), but a duplicate original of this instrument shall not effect the grant of another option.

         3. Vesting of Option if Employment Continues. If the Employee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer or consultant, as the case may be (such service is described herein as maintaining or being "employed by the Company") on the following dates, the Employee may exercise this option at any time from and after the applicable date for the number of shares of Common Stock set forth opposite the applicable date:

    Applicable Date                                 Shares
    ---------------                                 ------

    Date of Grant                                   50,000 shares
    First Anniversary of Date of Grant              an additional 50,000 shares
    Second Anniversary of Date of Grant             an additional 50,000 shares
    Third Anniversary of Date of Grant              an additional 50,000 shares

         Notwithstanding the foregoing, (i) if the Employee's employment with the Company is terminated by the Company for any reason other than for Cause (as defined in the Employment Agreement dated as of August 28, 2003 by and between the Company and the Employee (the "Employment Agreement")), or by the Employee for Good Reason (as defined in the Employment Agreement) within 24 months after a Change in Control (as defined in the Employment Agreement), or by reason of the Employee's death or Permanent Disability (as defined in the Employment Agreement), the Employee shall be deemed for purposes of this Section 3 to have remained employed by the Company for 18 months after such termination, and any shares that would have become exercisable during such 18-month period shall become



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exercisable immediately prior to such termination of the Employee's employment with the Company; and (ii) if the Employee's employment with the Company is terminated by the Company for Cause, or by the Employee other than for Good Reason within 24 months after a Change in Control, no further shares shall become exercisable from and after such termination of the Employee's employment with the Company. For avoidance of doubt, a termination pursuant to the last sentence of Section 3(c) of the Employment Agreement shall be deemed a termination by the Company for a reasons other than for Cause.

         Notwithstanding the foregoing, the Compensation Committee of the Company's Board of Directors (the "Committee") may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 3 or 4 hereof if the Employee ceases to be employed by the Company and all Related Corporations), may be exercised up to and including the date that is ten years from the date this option is granted (the "Scheduled Expiration Date").

         4. Termination of Employment Relationship.
            --------------------------------------

                  (a) Termination Other than for Cause. If the Employee's employment with the Company is terminated by the Employee or by the Company, other than by reason of Cause, this option may be exercised, to the extent otherwise exercisable on the date of his termination (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), at any time prior the Scheduled Expiration Date. In such case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

                  (b) Termination for Cause. If the Employee's employment with the Company is terminated by the Company for Cause, all vested options will be forfeited and this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

         5.  Death; Disability.
             ------------------

               (a) Death. If the Employee dies while employed by the Company, this option may be exercised, to the extent otherwise exercisable on the date of his death (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time prior to the Scheduled Expiration Date.

               (b) Disability. If the Employee's employment with the Company is terminated by reason of his Permanent Disability, this option may be exercised, to the extent otherwise exercisable on the date employment was terminated (including any portions of this option that become exercisable on or before his termination in accordance with Section 3), at any time prior to . the Scheduled Expiration Date.

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         6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

         7. Payment of Price.

          (a) Form of Payment. The option price shall be paid in the following manner:

               (i)  in cash or by check;

               (ii) subject to Section 7(b) below,  by delivery of shares of the
                    Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

               (iii)by  delivery  of an  assignment  satisfactory  in  form  and substance  to the  Company  of a  sufficient  amount  of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

               (iv) by any combination of the foregoing.

                  (b) Limitations on Payment by Delivery of Common Stock. If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

         8. Restrictions of Transfer; Legend. Unless registered pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Option Shares may not be transferred without the Company's written consent except by will, or by the laws of descent and distribution. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act, unless registered. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom.

         9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, in the form of Exhibit A annexed hereto. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being



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exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares (unless payment is being made pursuant to Section 7(a)(iii) hereof), and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.


         10. Transferability of Option. This option may be transferred by the Employee to (i) the spouse, children, or grandchildren of the Employee ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of the Employee or the Immediate Family Members; or (iii) a partnership, limited liability company, corporation or other entity in which the Employee or the Immediate Family Members are the only partners, members, or stockholders. Any subsequent transfer of this option shall be prohibited other than by will or the laws of descent and distribution.

         11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

         12. No Obligation to Continue Employment. Neither this Agreement nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to employ the Employee.

         13. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivered a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 8. No adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

         14. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an Employee's rights with respect to this option shall be adjusted as hereinafter provided:

                  (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of this option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.



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                  (b) Recapitalization Adjustments. Immediately upon the
consummation of an Acquisition (as defined below), this option shall immediately become fully exercisable and shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall automatically be substituted for the shares of Common Stock subject to this option, the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, adjustments in the number and kind of shares covered by, and in the exercise price of, this option necessary to maintain the proportionate interest of the Employee and preserve, without exceeding, the value of this option, shall be made. For purposes of this Section 14, an "Acquisition" shall mean: (x) any merger, consolidation or purchase of outstanding capital stock of the Company, or other form of business combination in which the Company is the target of such combination or after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event (other than as a result of a financing transaction); or (y) any sale of all or substantially all of the capital stock or assets of the Company in a business combination (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Committee.

                  (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares that are subject to this option shall be appropriately adjusted to reflect such events. The Committee shall determine the specific adjustments to be made under this Section 14 and its determination shall be conclusive.

         15. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or another property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount withheld.



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          16. Employee Not to Compete. The Employee acknowledges that he is subject to certain non-competition obligations set forth at Section 4(b) of the Employment Agreement.

         17. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement.

         18.      Miscellaneous.

                  (a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address et forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

                  (b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

                  (c) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability or of any other provisions.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

                  (e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provisions shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

         IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

                                                IONICS, INCORPORATED


/s/John F. Curtis                              By: /s/Douglas R Brown
---------------------                              -------------------
Employee                                           Douglas R. Brown
                                                   Chief Executive Officer

John F. Curtis
--------------
Print Name of Employee
Address:



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                                                                      EXHIBIT A


Ionics, Incorporated
65 Grove Street
Watertown, MA  02472

Attention:  Assistant Treasurer

Gentlemen:

Please take notice that the undersigned hereby elects to exercise the stock option granted to John F. Curtis on August 28, 2003 by and to the extent of purchasing __________ shares of the Common Stock of Ionics, Incorporated (the "Company") for the option price of $22.00 per share, subject to the terms and conditions of the Inducement Non-Qualified Stock Option Agreement dated as of August 28, 2003 by and between the Company and John F. Curtis (the "Agreement").

The undersigned hereby agrees to make payment, in cash or in such other property as permitted under the Agreement, of the purchase price for said shares for delivery to the undersigned of the stock certificate of the Company representing the shares purchased, pursuant to Section 7 of the Agreement. If the undersigned is making payment of any part of the purchase price by delivery of shares of Common Stock of the Company, the undersigned hereby confirms that he has investigated and considered the possible income tax consequences to the undersigned of making such payments in said form, and also confirms that he has owned such Common Stock free of any substantial risk of forfeiture for at least six months.

The undersigned hereby specifically confirms to the Company that, unless the Company has effected the registration with the U.S. Securities and Exchange Commission of the shares of Common Stock to be issued pursuant to this exercise, the undersigned is acquiring said shares for investment and not with a view to sale or distribution thereof. The undersigned further confirms that said shares shall be held subject to all of the terms and conditions and the Agreement.

                                               Very truly yours,


                                               -------------------------------

                                               Signed by ______________________
                                               (party duly exercising option)